Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Pacira Pharmaceuticals Announces Proposed Offering of $300 Million Aggregate Principal Amount of Convertible Senior Notes

PARSIPPANY, N.J., March 6, 2017 (GLOBE NEWSWIRE) — Pacira Pharmaceuticals, Inc. (NASDAQ: PCRX) today announced  that it intends to offer, subject to market and other conditions, $300 million aggregate principal amount of convertible senior notes due 2022 (the “notes”) in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”).  Pacira also intends to grant the initial purchasers of the notes a 30-day option to purchase up to an additional $45 million aggregate principal amount of notes.

The terms of the notes, including the interest rate, initial conversion rate and other terms, will be determined by negotiations between Pacira and the initial purchasers of the notes.

Pacira intends to use a portion of the net proceeds to enter into privately negotiated agreements with certain holders of its 3.25% convertible senior notes due 2019 (the “2019 Notes”) to exchange their 2019 Notes for a combination of cash and shares of Pacira common stock. The remaining net proceeds will be used for general corporate purposes, including working capital, research and development expenditures and the license or acquisition of complementary products and/or technologies.

This offering is being made to qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and the shares of Pacira common stock, if any, issuable upon conversion of the notes have not been and will not be registered under the Securities Act or any state securities laws, and, unless so registered, the notes and such shares may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall it constitute an offer, or the solicitation of any sale, of any securities in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Pacira

Pacira Pharmaceuticals, Inc. (NASDAQ:PCRX) is a specialty pharmaceutical company focused on the clinical and commercial development of new products that meet the needs of acute care practitioners and their patients. The company’s flagship product, EXPAREL® (bupivacaine liposome injectable suspension), indicated for single-dose infiltration into the surgical site to produce postsurgical analgesia, was commercially launched in the United States in April 2012. EXPAREL and two other products have successfully utilized DepoFoam®, a unique and proprietary product delivery technology that encapsulates drugs without altering their molecular structure, and releases them over a desired period of time.

Forward-Looking Statements

Certain of the statements made in this press release, such as those, among others, relating to our expectations regarding the completion of the proposed offering, and other statements containing the words “believes,” “anticipates,” “plans,” “estimates,” “expects,” “intends,” “may” and similar expressions, constitute forward-looking statements.  Actual results or developments may differ materially from those projected or implied in these forward-looking statements.  Factors that may cause such a difference include, without limitation, risks and uncertainties related to whether or not we will be able to raise capital through the proposed offering, the final terms of the proposed offering, market and other conditions, the satisfaction of customary closing conditions related to the proposed offering and the impact of general economic, industry or political conditions in the United States or internationally.  There can be no assurance that we will be able to complete the proposed offering on the anticipated terms, or at all. Additional risks and uncertainties relating to the proposed offering, Pacira and our business are discussed in the “Risk Factors” section of our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in other filings that we periodically make with the SEC.  In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. Important factors could cause our actual results to differ materially from those indicated or implied by forward-looking statements, and, as such, we anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, except as may be required by law. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Contact:

Susan Mesco

(973) 451-4030

susan.mesco@pacira.com